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Exhibit 10.10

DOUGLAS EMMETT, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee:                          (the "Optionee")
No. of shares of Common Stock of the Company                          (the "Stock")
Exercise price pre share:                          (the "Exercise Price")
Grant Effective Date:                                                   (the "Grant Date")

Pursuant to the Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan (as amended and supplemented from time to time, the "Plan"), Douglas Emmett, Inc. (the "Company") hereby grants to the Optionee a non-qualified stock option (the "Stock Option") to purchase the Stock at the Exercise Price subject to the terms of this Non-Qualified Stock Option Agreement (this "Agreement") and the Plan. The Stock Option shall expire on the tenth anniversary of the Grant Date (the "Expiration Date"). All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan; certain capitalized terms used herein are defined in Section 4.

1.
Vesting.

(a)
Subject to Section 2 below and the discretion of the Committee to accelerate the vesting schedule hereunder, the Stock Option shall become vested and exercisable with respect to the following whole number of shares according to the timetable set forth below:

Date	Number of Shares Becoming Vested	Cumulative Percentage Available
Before December 31, 2007	0	0%
January 1, 2008	(25%)	25%
January 1, 2009	(25%)	50%
January 1, 2010	(25%)	75%
After January 1, 2011	(25%)	100%
(b)
Notwithstanding any other term or provision of this Agreement, if the Optionee's Continuous Service is terminated without Cause by the Company or for Good Reason by the Optionee, or if the principal class of securities for which the Stock Option is exercisable are no longer publicly traded following a Change of Control, then any unvested shares subject to this Agreement that have not been previously vested shall immediately vest as of the date of such termination. The vesting of the Stock Option shall not otherwise accelerate on a Sale Event except as provided in this Agreement or with the consent of the Committee.

    [Alternative language] The Stock Option is immediately vested and fully exercisable.

2.
Termination of Continuous Service.    If the Continuous Service of the Optionee ceases for any reason, the Stock Option may only be exercised thereafter to the extent exercisable (including as a result of the acceleration under Section 1(b)) at the time of the termination by the Optionee or the Optionee's legal representative until the earlier of (i) the date three (3) months (except in the case of termination as a result of death, where the period shall be twelve (12) months) from the date of termination. Any non-vested portion of the Stock Option on the date of termination of Continuous Service shall immediately terminate and be of no further force and effect.

3.
Manner of Exercise.    Subject to Section 5 below, the Stock Option may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Payment of the exercise price may be made by one or more of the following methods:

(a)
In cash, by certified or bank check or other instrument acceptable to the Committee;

  (b)
  In the form of shares of Stock that the Optionee has beneficially owned for more than six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

  (c)
  By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

  Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in the Optionee's stead in accordance with the provisions contained in the Plan or this Agreement) by the Company of the full purchase price for such shares and any required withholding taxes, and the fulfillment of any other requirements contained in the Plan, this Agreement or applicable provisions of law.

4.
Definitions.    For purposes of this Agreement:

  "Cause" for termination of the Optionee's Continuous Service shall mean (A) if the Optionee is a party to an employment or other similar service agreement with the Company (a "Service Agreement"), and "cause" is defined therein, such definition, or (B) if the Optionee is not party to a Service Agreement or the Optionee's Service Agreement does not define "cause", then Cause means any of the following: (a) any act or omission by the Optionee which constitutes intentional misconduct or a willful violation of law or a material written Company policy previously provided to the Optionee; (b) the Optionee receiving a benefit, money, property or services from the Company or any Subsidiary or another person dealing with the Company or any Subsidiary in violation of applicable law or written policy of the Company or any Subsidiary; (c) an act of fraud, conversion, misappropriation or embezzlement by the Optionee or conviction of, indictment for (or its procedural equivalent) or entering a guilty plea or plea of no contest with respect to a felony, the equivalent thereof or any crime with respect to which imprisonment is a possible punishment or which involves moral turpitude; or (d) any other failure by the Optionee to perform his material and reasonable duties and responsibilities as an employee, director or consultant of the Company or any Subsidiary which continues for ten (10) days following written notice from the Company or any Subsidiary (except in the case of a willful failure to perform his duties or a willful breach, which shall require no notice). For purposes of the foregoing sentence, no act, or failure to act, on the Optionee's part shall be considered "willful" unless the Optionee acted, or failed to act, in bad faith and without reasonable belief that his act or failure to act was in the best interest of the Company or any Subsidiary.

  "Change of Control" shall be deemed to have occurred if

  (i)    there shall be consummated (a) any consolidation or merger of the Company, other than a merger or consolidation of the Company in which (1) the holders of the Company's common stock immediately prior to the merger or consolidation have at least fifty one percent (51%) ownership of the total voting power of the surviving entity immediately after the merger or consolidation, and (2) no person (other than an Exempted Holder as defined below) beneficially owns (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, twenty percent (20%) or more of the total voting power of the surviving entity or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company,

  (ii)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company,

  (iii)    any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than an Exempted Holder (as defined below) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the outstanding Stock. "Exempted Holder" means (a) the Company or any majority-owned Subsidiary (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned Subsidiary); (b) any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary; (c) any underwriter or placement agent temporarily holding securities pursuant to an offering of such securities; or (d) Dan Emmett, Jordan Kaplan or Ken Panzer, their immediate family members and family trusts or family-only partnerships and any charitable foundations, any entities in which they and their families beneficially own a majority of the voting interests, and any "group" (as described in Rule 13d-5(b)(i) under the Exchange Act) including them. However, a Change in Control shall not be deemed to have occurred if a person's percentage interest increases over twenty percent (20%) solely as a result of a decrease in the outstanding stock because of an acquisition of securities by the Company; provided, however, that a "Change in Control" shall be deemed to have occurred on any subsequent acquisitions of Stock by that person (other than pursuant to a stock split, stock dividend, or similar transaction) at a time when that person beneficially owns twenty percent (20%) or more of the outstanding Stock, or

  (iv)    The Board shall cease for any reason to have a majority of Uncontested Directors. "Uncontested Directors" means directors who were initially elected or initially nominated (i) by a vote of at least two-thirds of the then Uncontested Directors and (ii) not as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation.

  "Continuous Service" means the continuous service to the Company and any Subsidiary, without interruption or termination, in any capacity of employee, member of the Board, or, with the written permission of the Company, consultant. Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company and any Subsidiary, or any successor, in any capacity of employee, member of the Board or consultant, or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary in any capacity of employee, member of the Board or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

  "Good Reason" shall be present where the Optionee gives notice to the Board of his voluntary resignation within ninety (90) days after the occurrence of any of the following, without the Optionee's written consent: (A) the failure of the Company to pay or cause to be paid any salary, bonus or other payment owed to the Optionee, when due under any Optionee Service Agreement or otherwise, subject to a ten (10) day cure period by the Company (except in the case of a willful failure, which shall require no notice); or (B) within four months after a Change of Control, a substantial diminution in the Optionee's duties, authority or responsibility (but not title or position), subject to a thirty (30) day cure period by the Company (except in the case of a willful breach, which shall require no notice).

5.
Trading Policy Restrictions.    Stock Option exercises shall be subject to such Company trading-policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

6.
Stock Option Transferable in Limited Circumstances.    Except as specifically permitted by the Committee, the Stock Option is not transferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

7.
Stock Option Shares.    The shares to be issued under the Plan are shares of Stock of the Company as constituted as of the date of this Agreement, subject to adjustments pursuant to Section 3 of the Plan.

8.
Rights as a Stockholder.    The Optionee shall have the rights of a stockholder only as to shares of Stock acquired upon exercise of the Stock Option and not as to any shares of Stock covered by unexercised Stock Options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are acquired.

9.
Tax Withholding.    No later than the date on which part or all of the value of any shares of Stock received under the Plan first becomes includible in the Optionee's gross income for federal income tax purposes, the Optionee shall make arrangements with the Committee in accordance with Section 13 of the Plan regarding the payment of any federal, state or local taxes required to be withheld with respect to such income. Such payment may be either in cash or in Stock, subject to approval by the Committee.

10.
Tax Status.    The Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11.
The Plan.    The Stock Option is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

12.
No Obligation to Exercise Stock Option.    The grant and acceptance of the Stock Option imposes no obligation on the Optionee to exercise it.

13.
No Obligation to Continue Employment.    Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

14.
Notices.    Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15.
Purchase Only for Investment.    To insure the Company's compliance with the Securities Act of 1933, as amended, the Optionee agrees for himself, the Optionee's legal representatives and estate, or other persons who acquire the right to exercise the Stock Option upon his death, that shares will be purchased in the exercise of the Stock Option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act.

16.
Governing Law.    This Agreement and the Stock Option shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

REMAINDER OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK

PRIMARY BENEFICIARY(IES)
(Please Print)

Name	Relationship	%	Address

(a)

(b)

(c)

CONTINGENT BENEFICIARY(IES)
(Please Print)

Name	Relationship	%	Address

(a)

(b)

(c)

REMAINDER OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on the     day of                        , 2006.

DOUGLAS EMMETT, INC.
By:
Name: Title:
The Optionee
Print Name

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  Exhibit 10.10